FOR IMMEDIATE RELEASE
                                                                  March 21, 2005

                  EMPS CORPORATION COMPLETES PRIVATE PLACEMENT


         SALT LAKE CITY, UTAH (PR Newswire) EMPS Corporation (OTC Bulletin Board "EPSC") announced today that it has successfully completed a private placement of its common shares to U.S. and non-U.S. investors. The offering raised $21,826,572 for the Company, after deducting placement agent fees. Aton Securities Inc., acted as the placement agent for the private placement.

         The shares of the Company's common stock issued in conjunction with the private offering were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, and are "restricted securities." Such shares may not be offered or sold in the United States absent registration with the Securities and Exchange Commission under the Securities Act, or an applicable exception therefrom.

         EMPS Corporation maintains a fleet of vessels in the Caspian Sea commissioned to a consortium of major oil companies and its subcontractors engaged in oil and gas exploration and development activities in the north Caspian Sea. The Company also has subsidiaries that provide other oilfield services such as lodging and desalinated water in the Port of Bautino and geophysical and seismic services to both offshore and on-shore oil and gas concessionaires. The Company maintains corporate offices in Salt Lake City, Utah, Almaty, Kazakhstan and Aktau, Kazakhstan.

Contacts:
In the US:                 Marat Cherdabayev, Vice President
                           (801) 746-3700; email: m.cherdabayev@empscorp.com

In Kazakhstan:             Laird Garrard, CFO-Interim President
                           +7 3272 508 477; email: lgarrard@caspianservices.kz

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The information contained in this release includes forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied. Forward-looking statements involve risks and uncertainties, including but not limited to, such risks as the implementation of business plans, contract performance, sufficiency of funds and other risks described in the Company's periodic reports on file with the Securities and Exchange Commission.